Exhibit 99.1

Bionano Announces Preliminary 3Q 2024 Revenues and Cash

SAN DIEGO, October 10, 2024 (GLOBE NEWSWIRE) – Bionano Genomics, Inc. (Nasdaq: BNGO) today announced select preliminary results for the quarter ended September 30, 2024. The Company now expects revenue for the third quarter of 2024 to be between $6.5 and $6.8 million, down from prior guidance of between $7.9 and $8.9 million.

Cash, cash equivalents, available-for-sale securities, and restricted cash were approximately $23.3 million as of September 30, 2024, of which $11.4 million was subject to certain restrictions.

The Company has not completed its standard quarterly accounting procedures in connection with its end-of-period review and therefore these results and any guidance remain preliminary and subject to further adjustment, including for potential impairments, write downs, and other non-cash or cash charges which may affect the Company’s third quarter 2024 financial results.  Such adjustments could be material.

Erik Holmlin, president and chief executive officer of Bionano commented, “as we previously announced, Bionano has been undertaking a strategic shift in the business that is intended to allow us to become a more capital-efficient business focused on driving utilization and adoption of OGM from our existing installed base, with less emphasis on new placements of our OGM systems. This business transformation may be a factor in revenues coming in lighter than previously anticipated, coupled with continued headwinds experienced for capital equipment across the tools and diagnostics sector.  Nevertheless, we continue to see positive momentum around the routine use of OGM and expect our results to show growth in our core business as the organization focuses on driving utilization in productive geographies of the US, Canada, Europe and Israel.”

About Bionano

Bionano is a provider of genome analysis solutions that can enable researchers and clinicians to reveal answers to challenging questions in biology and medicine. The Company’s mission is to transform the way the world sees the genome through optical genome mapping (OGM) solutions, diagnostic services and software. The Company offers OGM solutions for applications across basic, translational and clinical research. The Company also offers an industry-leading, platform-agnostic genome analysis software solution, and nucleic acid extraction and purification solutions using proprietary isotachophoresis (ITP) technology. Through its Lineagen, Inc. d/b/a Bionano Laboratories business, the Company also offers OGM-based diagnostic testing services.

For more information, visit www.bionano.com or www.bionanolaboratories.com.

Except as specifically noted otherwise, Bionano’s products are for research use only and not for use in diagnostic procedures.

Forward-Looking Statements of Bionano Genomics

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “ability,” “believe,” “potential,” “will,” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) convey uncertainty of future events or outcomes and are intended to identify these forward-looking statements. Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things, third quarter 2024 revenue, potential impairments, write downs, and other non-cash or cash charges which may affect the Company’s third quarter 2024 financial results and growth in the Company’s core business. Each of these forward-looking statements involves risks and uncertainties.

Actual results or developments may differ materially from those projected or implied in these forward-looking statements. Factors that may cause such a difference include adjustments to our preliminary measures of financial performance resulting from, among other things, the completion of our end-of-period review and reporting processes; the impact of adverse geopolitical and macroeconomic events, such as recent and future bank failures, the ongoing Ukraine-Russia conflict, related sanctions and any global pandemics, on our business and the global economy; challenges inherent in developing, manufacturing and commercializing products; our ability to further deploy new products and applications and expand the markets for our technology platforms; our expectations and beliefs regarding future growth of the business and the markets in which we operate; changes in our strategic and commercial plans; our ability to continue as a going concern, which requires us to manage costs and obtain significant additional financing to fund our strategic plans and commercialization efforts; our ability to cure any deficiencies in compliance with Nasdaq Listing Rules that could adversely affect our ability to raise capital and our financial condition and business; our ability to consummate any strategic alternatives; the risk that if we fail to obtain additional financing we may seek relief under applicable insolvency laws; and other risks and uncertainties including those described in our filings with the Securities and Exchange Commission (“SEC”), including, without limitation, our Annual Report on Form 10-K for the year ended December 31, 2023 and in other filings subsequently made by us with the SEC. All forward-looking statements contained in this report speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. We are under no duty to update any of these forward-looking statements after the date they are made to conform these statements to actual results or revised expectations, except as required by law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date the statements are made. Moreover, except as required by law, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements contained in this press release.

CONTACTS
Company Contact:
Erik Holmlin, CEO
Bionano Genomics, Inc.
+1 (858) 888-7610
eholmlin@bionano.com

Investor Relations:
David Holmes
Gilmartin Group
+1 (858) 888-7625
IR@bionano.com